UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
(November 9, 2012)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends Maiden Holdings, Ltd. (the "Company") Current Report on Form 8K originally filed on November 7, 2012 (the "Original Filing"). The Company is refiling Item 8.01 Other Events of the Original Filing to correct the information relating to the Preference shares - Series A dividend amount from $0.5385 to $0.6073.

Except as described above, no other changes have been made to the Original Filing.

Item 8.01	Other Events.

On November 9, 2012, Maiden Holdings, Ltd. issued a press release announcing a correction to the preference shares dividend amount to the following:

	Dividend per Share	Payable on:	Record date:
Preference shares - Series A	$0.6073	December 17, 2012	December 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

Exhibit 99.2
PRESS RELEASE
Maiden Holdings Announces Correction to Preference Shares Dividend Amount
HAMILTON, Bermuda, November 8, 2012 - In the press release dated November 7, 2012, Maiden Holdings, Ltd. (Nasdaq: MHLD) announced a the approval of a cash dividend on its 8.25% Non-Cumulative Perpetual Preference Shares of $0.5385 per Preference Share. Today, the Company announced that the correct amount is $0.6073 per Preference Share. The payment date of December 17, 2012 and record dated of December 1, 2012, as noted in the original press release, are correct.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm